BYLAWS OF

                        WISCONSIN POWER AND LIGHT COMPANY

                            Revised At June 22, 1995



                                    ARTICLE I

                                      Seal

        The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Wisconsin".


                                   ARTICLE II

                              Stocks and Transfers

        Section 1 - Each holder of fully paid stock shall be entitled to a certificate or certificates of stock, stating the number of shares owned by such shareowner and the designation of the Class and Series in which issued. All stock certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary of the Company, and be sealed with the corporate seal of the Company, which seal may be facsimile, engraved or printed. If and when a Transfer Agent and/or a Registrar shall have been appointed by the Board with respect to the shares of any class of stock, or series thereof, of the Company, the certificates representing such shares shall also be countersigned by such Transfer Agent and/or countersigned and registered by such Registrar, as the case may be. Certificates which have been countersigned by a Transfer Agent and countersigned and registered by a Registrar, in both cases duly appointed by the Board of Directors for such purpose, may bear the signatures of the President or a Vice President and the Secretary or an Assistant Secretary of the Company in facsimile, engraved or printed; provided, that no certificate bearing the facsimile signatures of the Officers of the Company shall be valid or effective for any purpose unless and until it shall have been so countersigned and registered. In case any such Officer who has signed any stock certificate, or whose facsimile signature has been placed thereon, shall have ceased to be such Officer before such certificate is issued, such certificate may be issued by the Company with the same effect as if such Officer had not ceased to be such at the date of its issue.

        Section 2 - The stock of the Company shall be divided into such Classes, with such relative rights and preferences, as shall be provided by the Articles of Organization of the Company as the same may from time to time be amended in accordance with the laws of Wisconsin.

        Section 3 - Shares of stock shall be transferable only on the books of the Company; and upon proper endorsement and surrender of the outstanding certificates representing the same. Subject to such conditions as the Board of Directors may, by Resolution, establish: (a) If an outstanding certificate of stock shall be lost, destroyed or stolen, the holder thereof may have a new certificate issued, upon producing evidence satisfactory to the Officers of the Company, of such loss, destruction or theft; and upon furnishing to the Company a bond of indemnity, surety bond, or such other assurance as the Officers may require. (b) Where any outstanding certificates of stock are deemed abandoned by the holder thereof, pursuant to the unclaimed property or escheatment laws of any state having jurisdiction thereof, the Officers of the Company are authorized and directed to cause the transfer and delivery of said certificates or to cause the issuance of replacement certificates, to such person or persons as may be entitled thereto in accordance with such escheatment laws.

        Section 4 - Transfer books may be closed by order of the Board of Directors for short periods, not exceeding forty days at any one time, for any legal purpose, as the Board of Directors shall deem advisable.


                                   ARTICLE III

                             Meetings of Shareowners

        Section 1 - The Annual Meeting of the Shareowners shall be held on the fourth Wednesday in May of each year (or if such day be a legal holiday in Wisconsin, then upon the following day); or on such other day of each year as the Board of Directors may determine. Each such meeting shall be held at the hour of 10:00 o'clock A.M. at the office of the Company in Madison, Wisconsin, unless the Board of Directors shall otherwise order. The Annual Meeting shall be held for the purposes of electing Directors, selecting the Company's independent auditors and of transacting such other business as may properly come before the meeting.

        Section 2 - Special Meetings of the shareowners may be called by the Chairperson of the Board, the Chief Executive Officer; or by the Board of Directors; or by the Secretary when requested by the owners of shares of outstanding voting stock having in the aggregate a number of votes at least equal to one-fifth of the aggregate number of votes possessed by all such owners; or in such other manner as may be provided by statute.

        Section 3 - Notice of the time and place of each Annual or Special Meeting of Shareowners shall be sent by mail to the recorded address of each shareowner not less than ten days before the date of the meeting, except in cases where other special method of notice may be required by statute, in which case the statutory method shall be followed. The notice of a special meeting shall state the object of the meeting. Notice of any meeting of the shareowners may be waived by any shareowners.

        Section 4 - At all meetings of shareowners, the representation of owners of that number of shares of stock entitled to vote at such meeting having in the aggregate a number of votes at least equal to a majority of the aggregate number of votes entitled to vote at such meeting shall be necessary to constitute a quorum for the transaction of any business, other than (a) adjourning from time to time until a quorum shall be obtained, or (b) adjourning sine die, and for any such adjournment a majority vote of whatever shares of stock shall be represented shall be sufficient.

        Section 5 - The Chairperson of the Board when he or she is the Chief Executive Officer, and when he or she is not the Chief Executive Officer, or in his or her absence or at his or her request the President, and in an absence of both the Chairperson of the Board and the President, then a Vice President, and if no Vice President be in attendance at the meeting, then a Director selected by the Directors attending the meeting, or if no selection is made, then the Director in attendance with the longest tenure in such office, shall preside at each meeting of shareowners, and the Secretary or an Assistant Secretary of the Company shall act as secretary of each shareowner meeting.

        Section 6 - Any shareowner having the right to vote at a meeting of shareowners may exercise such right by voting in person or by proxy at such meeting.


                                   ARTICLE IV

                               Board of Directors

        Section 1 - The number of Directors constituting the Board of Directors shall be a minimum of nine (9) and a maximum of thirteen (13). Whenever a vacancy(ies) occurs on the Board of Directors such that there are less than nine (9) Directors remaining, the remaining Directors shall constitute the Board of Directors until the vacancy(ies) are filled by a vote of the majority of the Directors remaining in office, even if less than a quorum, said vacancy(ies) to be filled as soon as reasonably possible. When there are nine (9) or more Directors and a vacancy occurs, including a vacancy created by an increase in the number of Directors, it shall be filled or not filled at the discretion of the Board of Directors. The Board may elect a Chairperson of the Board, who may be the same person as the Chief Executive Officer or the President.

        Section 2 - No person who has attained 70 years of age shall be eligible for election or reelection to the Board of Directors. Any Director who has attained 70 years of age shall resign from the Board of Directors effective as of the next Annual Meeting of Shareowners. Except for the Chief Executive Officer, any Officer or employee of the Company serving as a Director who retires, resigns or is removed or terminated from his or her office or employment with the Company shall simultaneously resign from the Board of Directors. In the event the CEO resigns or retires from his or her office or employment with the Company, he or she shall simultaneously submit his or her resignation from the Board of Directors if requested by the Nominating Committee. In the event that the CEO is removed from his or her office by the Board of Directors, or is involuntarily terminated from employment with the Company, he or she shall simultaneously submit his or her resignation from the Board of Directors. Any Director who is unavailable for reasonably regular attendance at meetings of the Board shall resign as a Director.

        Section 3 - The Board of Directors may hold regular or special meetings in or outside the State of Wisconsin.

        Section 4 - Regular meetings of the Board of Directors shall be held at such time and place and in such manner as may be determined by the Board, at such hour as the notice of meeting may provide, but in no event shall the Board meet less than once a year.

        Section 5 - Special meetings of the Board may be called at any time by the Chairperson of the Board, or the Chief Executive Officer, or in the absence of the Chairperson when Chief Executive Officer, by the President, or by a Vice President when acting as Chief Executive Officer, or by any two Directors, by mailing to each Director, not less than three days before the time of such meeting, a written notice stating the time and place and manner of holding such meeting.

        Section 6 - (a) Any or all members of the Board of Directors, or any committee thereof, may participate in a regular or special meeting by, or to conduct the meeting through the use of any means of communication by which any of the following occurs:

        1) All participating directors may simultaneously hear each other during the meeting.

        2) All communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.

   (b) If a meeting is conducted by the means of communication described herein, all participating directors shall be informed that a meeting is taking place at which official business may be transacted.

   (c) A director participating in a meeting by means of such communication is deemed to be present in person at the meeting.

        Section 7 - Notice of any meeting of the Board may be waived by any Director.

        Section 8 - A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, but a fewer number may adjourn the meeting to some other day or sine die. The person designated by Section 5 of Article III above shall preside at meetings of the Board of Directors, and the Secretary or an Assistant Secretary shall act as Secretary. The members of the Board who are Officers or employees of the Company shall receive no separate fee for serving as a Director of the Company. Other members of the Board shall be paid such fees as the Board shall from time to time determine by resolution.



                                    ARTICLE V

                                   Committees

        Section 1 - The Board of Directors may, by resolution passed by a majority of the whole Board, designate from their number an Executive Committee of such number, not less than three, as the Board may fix from time to time. The Executive Committee may make its own rules of procedure and shall meet where and as provided by such rules, or by resolution of the Board of Directors. A majority of the members of the Committee shall constitute a quorum for the transaction of business. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have all the powers of the Board in the management of the business and affairs of the Company, including power to authorize the seal of the Company to be affixed to all papers which may require it, and, by majority vote of all its members, exercise any and all such powers in such manner as such Committee shall deem best for the interests of the Company, in all cases in which specific directions shall not have been given by the Board of Directors.

        Section 2 - The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

        Section 3 - A Compensation and Personnel Committee is hereby established. Said Committee shall consist of at least three (3) Directors who are not and never have been officers, employees or legal counsel of the Company. The Chairperson and the members of the Compensation and Personnel Committee shall be elected annually by a majority vote of the members of the Board of Directors. Vacancies on said Committee may be filled at any time by action of the Board of Directors. The Committee shall have the following powers and responsibilities:

         1. Review and recommend to the Board new employee benefit plans or changes, i.e. pension, life, hospital, disability, etc.

         2. Review major provisions of any negotiated union contracts prior to or during negotiations.

         3. Review and approve any executive officer employment contract.

         4.      Review human resource development programs.

         5.      Review management development programs.

         6. Review the internal equity and external competitiveness of all executive, management and salary pay grades.

         7. Review and authorize salary adjustments for all management payroll and non-executive officers' pay grades as a group. All salary ranges and performance for executive officers shall be reviewed individually by the Committee.

         8. Review as a group overall adjustments for all non-management payroll salary grades.

         9.      Review personnel budgets.

   Said Committee shall meet at such times as it determines, but at least twice each year, and shall meet at the request of the Chief Executive Officer, President or any Committee member. Such meeting may be held on a day separate from or the same as the regular monthly meeting of the Board of Directors. Subsequent to each such Committee meeting, a report of the actions taken by such Committee shall be made to the Board of Directors.

        Section 4 - An Audit Committee is hereby established and shall consist of at least three (3) members all of whom shall be outside members of the Board of Directors. The Chairperson and the members of the Committee shall be elected annually by a majority vote of the members of the Board of Directors. Vacancies on said Committee may be filled at any time by action of the Board of Directors. Said Committee shall meet at the call of any one of its members, but in no event shall it meet less than once a year. Such meeting may be held on a day separate from or the same as the regular monthly meeting of the Board of Directors. Subsequent to each such Committee meeting, a report of the actions taken by such Committee shall be made to the Board of Directors.

        The functions of said Committee shall be to:

        1. Recommend to the shareowners the independent auditors of the Company.

        2.  Discuss with the independent auditors the scope of their audit.

        3. Discuss with the independent auditors and the management the Company's accounting principles, policies and practices and its reporting policies and practices.

        4.  Discuss with the independent auditors the results of their audit.

        5. Discuss with the independent auditors the adequacy of the Company's or any of its subsidiaries accounting, financial and operating controls.

        6. Discuss with the Company's Director of Internal Audits the scope and results of internal audits and initiate such accounting principles, policies and practices, and reporting policies and practices as it may deem necessary or proper.

        7. Approve or disapprove annually, each defined group of non-audit services performed by the independent auditors, which consideration may occur before or after performance, giving due regard to the possible effect of such performance upon the independence of the independent auditors; and, if considered prior to such performance, shall include a limitation upon the magnitude of such services.

        Section 5 - A Corporate Operations Review Committee is hereby established. Such Committee shall consist of at least three members of the Board of Directors. The Chairperson and the members of the Committee shall be elected annually by a majority vote of the Board of Directors. Vacancies on said Committee may be filled at any time by action of the Board of Directors. Said Committee shall meet at least once annually at such time and place as it determines, and at other times upon the call of the Chairperson or any other member of the Committee. Such meeting may be held on a day separate from or the same as the regular meeting of the Board of Directors.

        The functions of said Committee shall be to:

        1. Review proposed operating and construction budgets, financing plans and other significant project plans and make recommendations to the Board of Directors.

        2. Examine corporate operations and performance against established budgets, plans and objectives.

        3. Review corporate policies as required and make recommendations to the Board of Directors concerning policy changes and the establishment of new policies.

        4.  Periodically review selected operating issues and processes.

        Section 6 - A Nominating Committee shall be established and shall consist of at least three (3) members, all of whom shall be outside members of the Board. The Chairperson and the members of the Committee shall be elected annually by a majority vote of the members of the Board of Directors. Vacancies on said Committee may be filled at any time by action of the Board of Directors. Said Committee shall meet at the call of any one of its members, but in no event shall it meet less than once a year for the express purpose of recommending nominees for election to the Board at the Annual Meeting of Shareowners.

        The function of this Committee shall be to recommend to the Board of Directors nominations for election to the Board of Directors and to review the appropriateness of continued membership on the Board of present Board members.

        Section 7 - An Environmental Affairs Committee is hereby established. Such Committee shall consist of three to five members of the Board of Directors. The Chairperson and members of the Committee shall be elected annually by a majority vote of the Board of Directors. Vacancies on said Committee may be filled at any time by action of the Board of Directors. The Chairperson, the Chief Executive Officer and the President of the Company shall be ex officio members serving in an advisory capacity. Said Committee shall meet at least once annually at such time and place as it determines, and at other times upon the call of the Chairperson or any other member of the Committee. Such meeting may be held on a day separate from or the same as the regular monthly meeting of the Board of Directors. The Committee shall report on its reviews, and, as appropriate, make recommendations to the Board of Directors.

        The responsibility of said Committee shall be to review environmental policy and planning issues of interest to the Company, including matters involving the Company before environmental regulatory agencies and compliance with air, water, and waste regulations.

        Section 8 - A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting of a committee of the Board, but a fewer number may adjourn the meeting to some other day or sine die. Each committee shall arrange for the keeping of its own minutes.


                                   ARTICLE VI

                                    Officers

        Section 1 - The Board of Directors shall elect a Chief Executive Officer, a President, such number of Vice Presidents with such designations as the Board of Directors at the time may decide upon, a Secretary, a Treasurer and a Controller. The same person may simultaneously hold more than one office. The Board of Directors in its discretion may also elect one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers and such other Officers as may from time to time be provided for by the Board of Directors. All Officers unless sooner removed shall hold their respective offices until their successors, willing to serve, shall have been elected but any Officer may be removed from office at any time at the pleasure of the Board of Directors. All Officers shall be bonded in such form, in such amounts, and with such sureties as determined by the Board of Directors.

        Section 2 - Subject to the control of the Board of Directors the Chief Executive Officer designated by the Board of Directors shall have and be responsible for the general management and direction of the business of the Company, shall establish the lines of authority and supervision of the Officers and employees of the Company, shall have the power to appoint and remove and discharge any and all agents and employees of the Company not elected or appointed directly by the Board of Directors, and shall assist the Board in the formulation of policies of the Company. The Chairperson of the Board if the Chief Executive Officer may delegate any part of his or her duties to the President, or to one or more of the Vice Presidents of the Company.

        Section 3 - The Chairperson of the Board if not designated as the Chief Executive Officer of the Company shall assist the Board in the formulation of policies and may make recommendations therefore. Information as to the affairs of the Company in addition to that contained in the regular reports shall be furnished to him or her on request. He or she may make suggestions and recommendations to the Chief Executive Officer regarding any matters relating to the affairs of the Company and shall be available to the Chief Executive Officer for consultation and advice.

        Section 4 - The President when he or she is not designated as and does not have the powers of the Chief Executive Officer shall have such other powers and duties as usually devolve upon the President of a Company and such other and further powers and duties as may from time to time be prescribed by the Board of Directors or be delegated to him or her by the Chairperson of the Board. In the absence or inability to act of the Chairperson of the Board to act as Chief Executive Officer the powers and duties of the Chief Executive Officer shall temporarily devolve upon the President.

        Section 5 - Each of the Vice Presidents shall have such powers and duties as may be prescribed for him or her by the Board of Directors and by the Chief Executive Officer.

        Section 6 - The Secretary shall attend all meetings of the Board of Directors, shall keep a true and faithful record thereof in proper books to be provided for that purpose, and shall be responsible for the custody and care of the corporate seal, corporate records and minute books of the Company, and of all other books, documents and papers as in the practical business operation of the Company shall naturally belong in the office or custody of the Secretary, or shall be placed in his or her custody by the Chief Executive Officer or by the Board of Directors.

        He or she shall also act as Secretary of all shareowners' meetings, and keep a record thereof. He or she shall, except as may be otherwise required by statute or by these bylaws, sign, issue and publish all notices required for meetings of shareowners and of the Board of Directors. He or she shall be responsible for the custody of the stock books of the Company and shall keep a suitable record of the addresses of shareowners. He or she shall also be responsible for the collection, custody and disbursement of the funds received for dividend reinvestment. He or she shall sign stock certificates, bonds and mortgages, and all other documents and papers to which his or her signature may be necessary or appropriate, shall affix the seal of the corporation to all instruments requiring the seal, and shall have such other powers and duties as are commonly incidental to the office of Secretary, or as may be prescribed for him or her by the Chief Executive Officer or by the Board of Directors.

        Section 7 - The Treasurer shall have charge of, and be responsible for, the collection, receipt, custody and disbursement of the funds of the Company, and shall deposit its funds in the name of the Company in such banks, trust companies, or safety vaults as the Board of Directors may direct, and shall keep a proper record of cash receipts and disbursements. He or she may, in the absence of the Secretary and Assistant Secretaries sign stock certificates. He or she shall be responsible for the custody of such books, receipted vouchers and other books and papers as in the practical business operation of the Company shall naturally belong in the office or custody of the Treasurer, or shall be placed in his or her custody by the Chief Executive Officer, or by the Board of Directors. He or she shall sign checks, drafts, and other paper providing for the payment of money by the Company for operating purposes in the usual course of business, and shall have such other powers and duties as are commonly incidental to the office of Treasurer, or as may be prescribed for him or her by the Chief Executive Officer or by the Board of Directors.

        Section 8 - The Controller shall be the principal accounting Officer of the Company. He or she shall have general supervision over the books of accounts of the Company. He or she shall examine the accounts of all Officers and employees from time to time and as often as practicable, and shall see that proper returns are made of all receipts from all sources. All bills, properly made in detail and certified, shall be submitted to him or her, and he or she shall audit and approve the same if found satisfactory and correct, but he or she shall not approve any voucher unless charges covered by the voucher have been previously approved through work orders, requisition or otherwise by the head of the department in which it originated, or unless he or she shall be otherwise satisfied of its propriety and correctness. He or she shall have full access to all minutes, contracts, correspondence and other papers and records of the Company relating to its business matters, and shall be responsible for the custody of such books and documents as shall naturally belong in the custody of the Controller and as shall be placed in his or her custody by the Chief Executive Officer or by the Board of Directors. The Controller shall have such other powers and duties as are commonly incidental to the office of Controller, or as may be prescribed for him or her by the Chief Executive Officer or by the Board of Directors.

        Section 9 - The Assistant Secretaries, Assistant Treasurers and Assistant Controllers shall respectively assist the Secretary, Treasurer and Controller of the Company in the performance of the respective duties assigned to such principal Officer, and in assisting his or her principal Officer each assistant Officer shall to that extent and for such purpose have the same powers as his or her principal Officer. The powers and duties of any such principal Officer shall temporarily devolve upon an assistant Officer in case of the absence, disability, death, resignation or removal from office of such principal Officer.

        Section 10 - In the event of the untimely death or absence or inability to act of the Chief Executive Officer, his or her powers and duties shall devolve temporarily in the following manner: first to any former Chief Executive Officer who is a member of the Board, next, to the Board member with the longest tenure on the Board. Within sixty (60) days, the temporary Chief Executive Officer shall notify the outside members of the Board of the absence or inability to act of the Chief Executive Officer and shall convene a meeting of the outside members of the Board, who shall act as a Committee. The Committee shall determine and evaluate all the facts pertinent to the Chief Executive Officer's absence or inability to act, and then make such recommendations to the Board of Directors as it deems appropriate under the circumstances. The Board of Directors shall meet and act upon said recommendations within thirty (30) days following the determinations of said Committee.


                                   ARTICLE VII

                                 Cash Management

        Section 1 - Deposits - The funds of the Company shall be deposited to its credit in such banks or trust companies ("depositories") as the Treasurer and Vice President-Finance shall designate or in the manner provided in Paragraph 5 of Section 2 of this Article. All deposits in any depository shall be made initially to the general account of the Company and not to any special account, fund or deposit. All special accounts, funds or deposits shall be created and maintained solely by transfers of funds from the general account.

        Section 2 - Withdrawals and Check Signing -

        1.  Funds shall be withdrawn only by Company check or draft except:

            a. to effect transfers of funds between Company accounts maintained at one or more depositories;

            b. as provided in paragraph 5 of this Section 2 and Section 3 of this Article; or

            c.  as provided by resolution of the Board of Directors.

        2. No debts shall be contracted except for current expenses unless authorized by the Board of Directors or the Executive Committee, and no invoices shall be paid by the Treasurer unless audited and approved by the Controller or by a person or committee specifically authorized by the Board of Directors or the Executive Committee to audit and approve invoices for payment.

        3. Checks, drafts and notes drawn on any account or deposit of the Company (except those special purpose accounts specified in paragraphs 5 and 6 of this Section and except drafts specified in paragraph 7 of this Section) shall be valid instruments when signed on behalf of the Company by the Vice President-Finance, the Treasurer or an Assistant Treasurer. Instruments may be signed by the facsimile signature of the Vice President-Finance or the Treasurer.

        4. For the purposes of this Section, a facsimile signature of any Officer of the Company shall mean a stamp or perforation of that Officer's signature. Each depository is authorized to honor instruments signed in this manner provided the facsimile resembles a specimen on file which has been certified by the Secretary or other duly authorized Officer of the Company.

        5. In addition to the provisions of Section 1 of this Article VII, the Treasurer of the Company is authorized to establish petty cash funds, on an imprest basis. Each such account shall be designated as a "Cashier's Trust Account" and shall be separately maintained and accounted for by the cashier or other employee assigned such responsibility by the Treasurer.

            a. Checks drawn on a Cashier's Trust Account may be signed and countersigned on behalf of the Company by such employees as the Treasurer or Vice President-Finance may from time to time authorize and designate; provided, however, that no such check shall be signed and countersigned by the same person.

            b. No payment out of petty cash funds, whether by cash or check, shall exceed $2,500 in the case of payments by district offices, area offices or the Treasury Department, or $1,000 in the case of payments by generating stations.

         6. Checks drawn on special accounts which the Company creates or maintains for the payment of dividends may be signed by the manual or facsimile signature of its Chief Executive Officer or President and shall not require any countersignature.

         7. Sight drafts may be drawn on the Treasury of the Company as follows:

            a. Any employee authorized by the treasurer of the Company may draw such sight drafts in amounts not exceeding $10,000 payable to any one person in exchange for release of the Company from claims for personal injury and/or property damage.

            b. Any employee or agent authorized by the treasurer of the Company may draw such sight drafts in amounts not exceeding $7,500 payable to any one person or in any transaction for right-of-way easements, reimbursements for damages to land, payments to bind agreements for purchases of real estate and payments of document recording fees.

        8. All bonds and notes issued under an indenture or mortgage shall be executed on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President or a Vice President and its Secretary or an Assistant Secretary, unless otherwise provided by resolution of the Board of Directors.

        Section 3 - Special Withdrawals - The President, any Vice President, the Treasurer, or any Assistant Treasurer of the Company, or any person authorized in writing by any of the foregoing Officers, is authorized to direct any depository:

        1. to charge amounts directly to the account of the Company without the issuance of a check or draft of the Company, for the purpose of paying principal of and interest on bonds and notes issued by the Company, and

        2. to accept and process data submitted via electronic means or by wire transfer for purposes of receipt or disbursement of funds;

   provided that such direction is in writing and describes the type of such transactions permitted to be made by such depository.


                                  ARTICLE VIII

                                  Miscellaneous

        Section 1 - All dividends shall be declared by a vote of the Board of Directors.

        Section 2 - The fiscal year of the Company shall close at the end of December of each calendar year.

        Section 3 - All or any shares of stock of any corporation owned by this Company may be voted at any meeting of the shareowners of such corporation by the Chief Executive Officer of this Company or such other person as may be designated by the Chief Executive Officer for that purpose, upon any question that may be presented at such meeting, and the Chief Executive Officer or such other person may, on behalf of the Company, waive any notice of the calling of such meeting required by any statute or by-law and consent to the holding of any such meeting without notice. The Chief Executive Officer or such other person as may be designated by the Board of Directors to vote stock owned by this Company shall have authority to give to any person a written proxy, in the name of this Company and under its corporate seal, to vote at any meeting of the shareowners of any corporation all or any shares of stock of such corporation owned by this Company, upon any question that may be presented at such meeting, with full power to waive any notice of the calling of such meeting required by any statute or by-law and to consent to the holding of any such meeting without notice.


                                   ARTICLE IX

                          Amendment or Repeal of Bylaws

        These bylaws may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board, or at any Annual Meeting or Special Meeting of Shareowners by the affirmative vote of owners of shares of outstanding voting stock of the Company having in the aggregate a number of votes at least equal to a majority of the aggregate number of votes possessed by all such owners (provided it shall have been stated in the notice calling any such Special Meeting of Shareowners that it is proposed at such meeting to alter, amend or rescind the bylaws), or in such other manner as may be provided by law or in the Restated Articles of Organization.


                                    ARTICLE X

                        Indemnification and Liability of
                        Corporate Directors and Officers

            Section 1 - Definitions Applicable to Article X - In this
   Article X:

        1.  "Corporation" means Wisconsin Power and Light Company.

        2.  "Director or Officer" means any of the following:

            a. A natural person who is or was a Director or Officer of the Corporation.

            b. A natural person who, while a Director or Officer of the Corporation, is or was serving at the Corporation's request as a Director, Officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

            c. A natural person who, while a Director or Officer of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

            d. Unless the context requires otherwise, the estate or personal representative of a Director or Officer.

        3. "Expenses" include fees, costs, charges, disbursements, attorney fees and any other expenses incurred in connection with a proceeding.

        4. "Liability" includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

        5. "Party" includes a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

        6. "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person.


        Section 2 - Mandatory Indemnification -

         1. The Corporation shall indemnify a Director or Officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the Director or Officer was a party because he or she is a Director or Officer of the Corporation.

        2. a. In cases not included under sub. 1., the Corporation shall indemnify a Director or Officer against liability incurred by the Director or Officer in a proceeding to which the Director or Officer was a party because he or she is a Director or Officer of the Corporation, unless liability was incurred because the Director or Officer breached or failed to perform a duty he or she owes to the Corporation and the breach or failure to perform constitutes any of the following:

                1) A willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director or Officer has a material conflict of interest.

                2) A violation of criminal law, unless the Director or
                   Officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

                3) A transaction from which the Director or Officer derived an improper personal profit.

                4) Willful misconduct.

            b. Determination of whether indemnification is required under this subsection shall be made under Section 3.

            c. The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the Director or Officer is not required under this subsection.

        3. A Director or Officer who seeks indemnification under this section shall make a written request to the Corporation.

        4. a. Indemnification under this Article X is not required to the extent limited by the articles of incorporation under
                Section 180.048, Wis. Stats.

            b. Indemnification under this Article X is not required if the Director or Officer has previously received indemnification or allowance of expenses from any person, including the Corporation, in connection with the same proceeding.

        Section 3 - Determination of Right to Indemnification - Unless otherwise provided by the articles of incorporation or bylaws or by written agreement between the Director or Officer and the Corporation, the Director or Officer seeks indemnification under Section 2, 2. shall select one of the following means for determining his or her right to indemnification:

        1. By a majority vote of a quorum of the Board of Directors consisting of Directors not at the time parties to the same or related proceedings. If a quorum of disinterested Directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of 2 or more Directors not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

        2. By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in 1., above, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including Directors who are parties to the same or related proceedings.

        3. By a panel of three arbitrators consisting of one arbitrator selected by those Directors entitled under 2., above, to select independent legal counsel, one arbitrator selected by the Director or Officer seeking indemnification and one arbitrator selected by the two arbitrators previously selected.

        4. By an affirmative vote of shares as provided in Section 180.28, Wis. Stats., shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

        5. By a court under Section 180.051, Wis. Stats., as created by 1987 Wisconsin Act 13.

        6. By any other method provided for in any additional right to indemnification permitted under Section 5, below.

        Section 4 - Allowance of Expenses as Incurred - Upon written request by a Director or Officer who is a party to a proceeding, the Corporation may pay or reimburse his or her reasonable expenses as incurred if the Director or Officer provides the Corporation with all of the following:

        1. A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation.

        2. A written undertaking, executed personally or on his or her behalf, to repay the allowance and/if required by the Corporation, to pay reasonable interest on the allowance to the extent that it is ultimately determined under Section 3, above, that indemnification under Section 2, above, is not required and that indemnification is not ordered by a court. The undertaking under this subsection shall be an unlimited general obligation of the Director or Officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

        Section 5 - Additional Rights to Indemnification and Allowance of
   Expenses
        1. Except as provided in 2. below, Sections 2 and 4 above, do not preclude any additional right to indemnification or allowance of expenses that a Director or Officer may have under any of the following:

            a.  The articles of incorporation or bylaws.

            b. A written agreement between the Director or Officer and the Corporation.

            c.  A resolution of the Board of Directors.

            d. A resolution, after notice, adopted by a majority vote of all the Corporation's voting shares then issued and outstanding.

        2. Regardless of the existence of an additional right under subsection 1., above, the Corporation may not indemnify a Director or Officer, or permit a Director or Officer to retain any allowance of expenses unless it is determined by or on behalf of the Corporation that the Director or Officer did not breach or fail to perform a duty he or she owes to the Corporation which constitutes conduct under Section 2, 2. a. 1), 2), 3) or 4). A Director or Officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

        3. No provision of this Article X shall affect the Corporation's power to pay or reimburse expenses incurred by a Director or Officer in any of the following circumstances:

            a. As a witness in a proceeding to which he or she is not a party.

            b. As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, Director or Officer of the Corporation.

        Section 6 - Insurance - The Corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, Director or Officer of the Corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, Director or Officer or arising from his or her status as an employee, agent, Director or Officer, regardless of whether the Corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 2, 3, 4 or 5 of this Article X.

        Section 7 - Indemnification and Insurance Against Securities
   Law Claims - Sections 1 through 6, inclusive, apply to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

        Section 8 - Reliance by Directors or Officers -

        1. Unless the Director or Officer has knowledge that makes reliance unwarranted, a Director or Officer, in discharging his or her duties to the Corporation, may rely on information, opinions, reports or statements, any of which may be written or oral, formal or informal, including financial statements and other financial data, if prepared or presented by any of the following:

            a. An Officer or employee of the Corporation whom the Director or Officer believes in good faith to be reliable and competent in the matters presented.

            b. Legal counsel, public accountants or other persons as to matters the Director or Officer believes in good faith are within the person's professional or expert competence.

            c. In the case of reliance by a Director, a committee of the Board of Directors of which the Director is not a member if the Director believes in good faith that the committee merits confidence.

        2.  This section does not apply to a Director's reliance under
            Section 180.40(3), Wis. Stats., as in effect on the date of adoption hereof.

        Section 9 - Consideration of Interests in Addition to Shareholders' Interests - In discharging his or her duties to the Corporation and in determining what he or she believes to be in the best interests of the Corporation, a Director or Officer may, in addition to considering the effects of any action on shareholders, consider the following:

        1. The effects of the action on employees, suppliers and customers of the Corporation.

        2. The effects of the action on communities in which the Corporation operates.

        3.  Any other factors the Director or Officer considers pertinent.